EXHIBIT 23.6


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Smart Choice Automotive Group, Inc.
Titusville, Florida

We consent to the incorporation by reference in this registration statement of Smart Choice Automotive Group, Inc. on Form S-3 of our report dated March 26, 1997, except for Note 6, as to which the date is April 12, 1997, on our audit of the combined balance sheets of Liberty Finance Company, Inc. and Affiliates (consisting of Liberty Finance Company, Inc.; Wholesale Acquisitions, Inc.; and Team Automobile Sales & Finance, Inc.), as of December 31, 1996 and 1995, and the related combined statements of operations, stockholders' equity, and cash flows for the two years then ended, which is included in Smart Choice Automotive Group Inc.'s Current Report on Form 8K/A filed April 14, 1997.

We also consent to the reference to us under the caption "Experts" in the prospectus which is a part of this registration statement.

                                                /s/ Osburn, Henning and Company
                                                -------------------------------
                                                OSBURN, HENNING AND COMPANY

Orlando, Florida
August 21, 1997